cts corporation 47

EXHIBIT (32)(a)
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the annual report of CTS Corporation (the Company) on Form 10-K for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the Report), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of such officer’s knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Date: May 15, 2007	/s/ Donald K. Schwanz

Donald K. Schwanz
Chairman, President and
Chief Executive Officer
A signed original of this written statement required by Section 906 has been provided to CTS Corporation and will be retained by CTS Corporation and furnished to the Securities and Exchange Commission or its staff upon request.